UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 12, 2013

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 12, 2013, Allegheny Technologies Incorporated (the “Company”) completed its offering and sale of $500.0 million aggregate principal amount of the Company’s 5.875% Senior Notes due 2023 (the “Senior Notes”). The offering and sale of the Senior Notes were made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).

The Senior Notes were issued pursuant to the Indenture, dated June 1, 2009 (the “Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated July 12, 2013 (the “Supplemental Indenture”), between the Company and the Trustee.

The Senior Notes will accrue interest at the rate of 5.875% per annum, subject to adjustment on the terms set forth in the Indenture, and be payable in cash semi-annually in arrears on each February 15 and August 15, commencing February 15, 2014. The Senior Notes will mature on August 15, 2023. The Company may redeem the Senior Notes at any time and from time to time prior to May 15, 2023, in whole or in part, by paying a “make-whole” premium. On and after such date, the Company may redeem the Senior Notes, in whole or in part, at a price equal to the principal amount of the Senior Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. If the Company undergoes a change of control repurchase event, the Company will be required to make an offer to each holder to repurchase the Senior Notes in whole or in part for cash at a price equal to 101% of the principal amount of the Senior Notes to be purchased plus any accrued and unpaid interest to, but excluding, the repurchase date.

If an event of default with respect to the Senior Notes occurs, the principal amount of the Senior Notes, plus premium, if any, and accrued and unpaid interest may be declared immediately due and payable, subject to certain conditions. These amounts automatically become due and payable in the case of certain types of bankruptcy, insolvency or reorganization events of default involving the Company.

The foregoing is a summary of the material terms and conditions of the Indenture, as supplemented by the Supplemental Indenture, and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 3, 2009, and the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K, each of which is incorporated herein by reference. A form of Senior Note is included in Exhibit 4.1. The opinion of the Company’s counsel as to the validity of the Senior Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Fourth Supplemental Indenture, dated July 12, 2013, between Allegheny Technologies Incorporated and The Bank of New York Mellon, as Trustee.

Exhibit 4.2	Form of 5.875% Senior Note due 2023 (included in Exhibit 4.1).

Exhibit 5.1	Opinion of K&L Gates LLP.

Exhibit 23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and
Corporate Secretary

Dated: July 12, 2013